                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

            |_|         Preliminary Proxy Statement
            |_|         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
            |X|         Definitive Proxy Statement
            |_|         Definitive Additional Materials
            |_|         Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       LONE STAR STEAKHOUSE & SALOON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

            |X|         No Fee Required

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            2.          Aggregate number of securities to which transaction applies:

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            3.          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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            4.          Proposed maximum aggregate value transaction:

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            5.          Total fee paid:
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            |_|         Fee paid previously with preliminary materials.

            |_|         Check box if any part of the fee is offset as
                        provided by Exchange Act Rule 0-11(a)(2) and identify
                        the filing for which the offsetting fee was paid
                        previously. Identify the previous filing by registration
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                                      -2-

                       LONE STAR STEAKHOUSE & SALOON, INC.
                                224 East Douglas
                                    Suite 700
                           Wichita, Kansas 67202-3414
                           --------------------------

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           to be held on July 6, 2001
                           --------------------------

To the Stockholders:

            NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders
(the "Meeting") of LONE STAR STEAKHOUSE & SALOON, INC., a Delaware corporation
(the "Company"), will be held on July 6, 2001 at the Sullivan's Steakhouse restaurant located at 300 Colorado Street, Austin, Texas 78701, 9:00 a.m. local time, for the following purposes:

            1.          To elect one (1) member of the Board of Directors to
                        serve until the 2004 Annual Meeting of Stockholders and
                        until his successor has been duly elected and qualified;

            2.          To ratify the appointment of Ernst & Young, LLP as the
                        Company's independent auditors for the fiscal year
                        ending December 25, 2001;

            3.          To consider and act upon a proposal by a stockholder;
                        and

            4.          To transact such other business as may properly be
                        brought before the Meeting or any adjournment thereof.

            The Board of Directors has fixed the close of business on May 11,
2001 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

            A complete list of stockholders entitled to vote at the Meeting will be available for inspection at the Company's corporate office at 224 East
Douglas, Suite 700, Wichita, Kansas 67202-3414, during normal business hours for ten days prior to the Meeting. The list also will be available at the Meeting.

            IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WE
URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY IN THE
ENCLOSED ENVELOPE.

            ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE
PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE
COMPANY, BY SUBMITTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND
VOTING IN PERSON.

                                              By Order of the Board of Directors

                                              GERALD T. AARON, Secretary
Dated: May 18, 2001

            WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE
URGED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY IN THE ENVELOPE THAT IS
PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      -3-

                       LONE STAR STEAKHOUSE & SALOON, INC.
                           224 East Douglas Suite 700
                           Wichita, Kansas 67202-3414
                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                  July 6, 2001
                           --------------------------

                                  INTRODUCTION

            This Proxy Statement and the accompanying WHITE Proxy are being furnished to stockholders by the Board of Directors of Lone Star Steakhouse &
Saloon, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 2001 Annual Meeting of
Stockholders of the Company (the "Meeting") to be held at its Sullivan's
Steakhouse restaurant located at 300 Colorado Street, Austin, Texas 78701, on
July 6, 2001 at 9:00 a.m., local time, or at any adjournments thereof.

            The principal executive offices of the Company are located at 224
East Douglas, Suite 700, Wichita, Kansas 67202-3414. The approximate date on which this Proxy Statement and the accompanying WHITE Proxy will first be sent or given to stockholders is on or about May 20, 2001.

                        RECORD DATE AND VOTING SECURITIES

            Only stockholders of record at the close of business on May 11,
2001, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were outstanding 24,037,241 shares of the Company's common stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

            A stockholder may ensure that its shares are voted at the Meeting in accordance with the Board of Directors' recommendations by completing, signing, dating, and returning the enclosed WHITE proxy in the envelope provided.
Submitting your proxy will not affect your right to attend the Meeting and vote in person. If the WHITE proxy is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy, or by attending the Meeting and voting in person.

            The Board of Directors is soliciting votes FOR the Board's nominee,
Jamie B. Coulter, for election to the Board of Directors, FOR approval of the appointment of Ernst & Young LLP as its auditors and AGAINST the stockholder proposal. The Board of Directors urges you to sign, date, and return the enclosed WHITE proxy today.

            If you have any questions, or need any assistance in voting your shares, please call 888-750-5834 and the Company's proxy solicitors will be happy to help you.

            If your shares are held in "street-name", only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct that individual to vote the WHITE proxy card as soon as possible.

                                     QUORUM

            In order to conduct any business at the Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of Common Stock issued and outstanding on the Record Date
(excluding treasury stock). All shares that are voted "FOR", "AGAINST" or
"WITHHOLD AUTHORITY" on any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes
Present").

                                      -4-

                                   ABSTENTIONS

            Abstentions will count as Votes Present and shall have the same effect as a vote against a matter (other than in the election for the Board of
Directors). While there is no definitive statutory or case law authority in
Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of
Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

                                BROKER NON-VOTES

            Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holder of record of shares of
Common Stock held in street name is permitted to vote as it determines, in its discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

            The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares and the broker is not permitted under applicable rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. The Company intends to count such shares as Votes Present for the purpose of determining whether a quorum is present. Broker non-votes will not be counted as Votes Cast with respect to matters as to which the record holder has expressly not voted. Accordingly, broker non-votes will have no effect upon the outcome of voting on any of the business matters set forth in this Proxy Statement.

                           VOTES REQUIRED FOR APPROVAL

            A plurality of the total Votes Cast by holders of Common Stock is required for the election of Directors. A vote to "WITHHOLD AUTHORITY" for any nominee for Director will be counted for purposes of determining the Votes
Present, but will have no other effect on the outcome of the vote on the election of Directors.

            Other Proposals. Other than the election of Directors, the vote required for all other business matters set forth in this Proxy Statement is the affirmative vote of a majority of the Votes Cast.

                               SECURITY OWNERSHIP

            The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the
Company to be the beneficial owner of more than five percent of the Common
Stock, each director, each executive officer as defined in Item 402(a)(3) of
Regulation S-K and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is 224 East Douglas, Suite 700,
Wichita, Kansas 67202-3414.

                                                                    Shares
              Name and Address of Beneficial Owner            Beneficially Held            Percentage of Class
              ------------------------------------            -----------------            -------------------
Jamie B. Coulter                                                  4,995,393(1)                    18.8%

John D. White                                                     1,148,025(2)                     4.6%

Gerald T. Aaron                                                     612,707(3)                     2.5%

Deidra Lincoln                                                      151,861(4)                      *

Tomlinson D. O'Connell                                               80,876(5)                      *

Fred B. Chaney                                                       69,601(6)                      *

William B. Greene, Jr.                                               17,001(7)                      *

Clark R. Mandigo                                                     79,601(8)                      *

                                      -5-

Dimensional Fund Advisors Inc.                                    2,006,900(9)                     8.3%

Chilton Investment Company, Inc.                                  1,800,900(10)                    7.5%

Pioneer Investment Management, Inc.                               1,309,700(11)                    5.4%

All directors and executive officers as
a group (11) persons (1-8)                                        7,329,645(12)                   25.5%

* Less than 1%

(1)         Includes presently exercisable options to purchase 2,600,000 shares of Common Stock.

(2)         Includes presently exercisable options to purchase 1,000,000 shares of Common Stock.

(3)         Includes presently exercisable options to purchase 575,000 shares of Common Stock.

(4)         Includes presently exercisable options to purchase 146,861 shares of Common Stock.

(5)         Includes presently exercisable options to purchase 79,876 shares of Common Stock

(6)         Includes presently exercisable options to purchase 65,601 shares of Common Stock.

(7)         Includes presently exercisable options to purchase 15,601 shares of Common Stock.

(8)         Includes presently exercisable options to purchase 49,601 shares of Common Stock.

(9)         Based on a Schedule 13G filed in February, 2001, Dimensional Fund Advisors Inc.
            beneficially holds 2,006,900 shares of the Company's Common Stock. The address of
            Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(10)        Based on a Schedule 13G filed in January 2001, Chilton Investment Company, Inc.
            beneficially holds 1,800,900 shares of the Company's Common Stock. The address of
            Chilton Investment Company, Inc. is 65 Locust Avenue, New Canaan, CT 06840.

(11)        Based on a Schedule 13G filed in January 2001, Pioneer Investment Management, Inc.
            beneficially holds 1,309,700 shares of the Company's Common Stock. The address of
            Pioneer Investment Management, Inc. is 60 State Street, Boston, MA 02109.

(12)        Includes presently exercisable options to purchase 4,663,305 shares of Common Stock, which includes presently exercisable options to purchase 129,765 shares of Common Stock held by executive officers, who are not specifically identified in the Security
            Ownership Table above.

                                       -6-

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

            Article Fifth, Paragraph A of the Certificate of Incorporation of
the Company, and Article Two, Section 2.2 of its By-Laws provide for the organization of the Board of Directors into three classes. The number of
Directors is established by the By-Laws pursuant to Board of Directors authorization. Currently, the Board of Directors is composed of five (5)
Directors. At the Company's 2000 Annual Meeting of Stockholders, the Company's
stockholders approved a proposal to amend the Company's By-Laws to require that a majority of the Board of Directors be comprised of "Independent Directors" as defined in the proposal and the Company has amended its By-Laws to implement this proposal. In addition, the Board of Directors has a Nominating Committee, consisting of independent Directors which is charged with recommending candidates to stand for election to the Board. The Board of Directors' nominee for Director, Jamie B. Coulter, is currently a Director of the Company, and was appointed to the Board of Directors in January, 1992. All Directors are chosen for a full three-year term to succeed those whose terms expire. It is therefore proposed that Mr. Coulter be elected to serve until the Annual Meeting of
Stockholders to be held in 2004 and until his successor is elected and shall have qualified.

            Pursuant to the Company's By-Laws, the Company has been notified by
Guy Adams that he intends to stand for election at the Meeting. Mr. Adams has filed proxy materials indicating that he will solicit the vote of the Company's stockholders for his election to the Board of Directors.

            Additionally, on April 20, 2001, the Company commenced an action in the United States District Court for the District of Kansas against Mr. Adams and other unnamed defendants alleging violations of Section 14(a) and 10(b) of the Securities Exchange Act of 1934. The Complaint alleges that Mr. Adams and others are conducting an unlawful proxy solicitation by, among other things, failing to disclose the "participants" who are providing financial and other support for Mr. Adams' efforts, by making false and materially misleading statements regarding the Company and its independent directors, and by making false and materially misleading statements regarding alleged "support" garnered by Mr. Adams. The Company was granted discovery on an expedited basis and is planning to move at an early opportunity for injunctive relief. Mr. Adams is seeking to stay discovery pending determination of his motion to dismiss the action on the basis that the United States District Court for the District of
Kansas lacks jurisdiction over Mr. Adams.

            THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO
YOU BY GUY ADAMS. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY
SIGNED PROXY BY SUBMITTING A LATER DATED WHITE PROXY.

            Unless otherwise specified, all of the WHITE Proxies received will be voted in favor of the election of Jamie B. Coulter, the nominee. The Director shall be elected by a plurality of the votes cast, in person or by proxy, at the
Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the
Meeting for the purpose of electing a Director. The term of the Board of
Directors' nominee expires at the Meeting and when his successor is duly elected and shall have qualified. Management has no reason to believe that the Board of
Directors' nominee will be unable or unwilling to serve as a director, if elected. Should the nominee not remain a candidate for election at the date of the Meeting, the WHITE Proxies may be voted for a substitute nominee selected by the Board of Directors.

            The following table sets forth the ages and terms of office of the
Directors of the Company:

                                                             Term of Office
       Name                                 Age            as Director Expires
       ----                                 ---            -------------------
Jamie B. Coulter                             60                    2001

John D. White                                53                    2003

*Fred B. Chaney                              64                    2002

*William B. Greene , Jr.                     63                    2002

*Clark R. Mandigo                            57                    2003
-------------------
* Independent Director

            Jamie B. Coulter has served as Chairman and Chief Executive Officer of the Company since January 1992 and served as President of the Company from
January, 1992 to June, 1995. Mr. Coulter received the Nation's Restaurant News
Golden Chain Award in

                                      -7-

1995 and its Hot Concept Award in 1997. Mr. Coulter was inducted into the Pizza
Hut Hall of Fame in 1993, received INC. Magazine's Midwest Region Master
Entrepreneur of the Year in 1993, and was Restaurants & Institutions CEO of the
Year in 1996.

            Mr. Coulter currently serves as a director of the Federal Law
Enforcement Foundation and Empower America. Mr. Coulter has previously served as
Chairman of the Board of Directors of the Young Presidents' Organization. Mr.
Coulter received a BS degree in Business from Wichita State University in 1963 and was a graduate of the Stanford University Executive Program in 1990.

            John D. White is Executive Vice President, Treasurer and a Director
of the Company, and was the Chief Financial Officer from 1992 to 1999. Prior to joining the Company, Mr. White was employed as Senior Vice President of Finance for Coulter Enterprises, Inc. Prior to that, Mr. White was a partner with Arthur
Young & Company and taught management development and computer auditing seminars in their National Training Program. Mr. White earned a BBA in accounting from
Wichita State University in 1970 and is a graduate of the Stanford Executive
Program.

            Fred B. Chaney, Ph.D., has been a director of the Company since May,
1995. Dr. Chaney was President and Chief Executive Officer of TEC's parent company, Vedax Sciences Corporation, until March, 1998 when he sold his interest. Dr. Chaney through the TEC organization had formed a network of various management organizations in several countries, including the United
States where approximately 4,000 presidents of companies meet on a quarterly basis. Dr. Chaney's early business career was with the Boeing Company and
Rockwell, where he implemented management systems and quality motivational programs. In 1968 he co-authored the book Human Factors in Quality Assurance with Dr. D. H. Harris. Dr. Chaney has authored numerous publications and professional papers and has taught management classes for the University of
Southern California. Dr. Chaney previously served as a Director of Rusty Pelican
Seafood, Inc.

            William B. Greene, Jr. has been a member of the Board of Directors since August 1999. At the age of 26, Mr. Greene was the youngest bank President and CEO in the United States and formed the first statewide banking organization in the history of Tennessee, United Tennessee Bancshares Corporation. He also served as a director of the Northwestern Financial Corporation that spearheaded the first major banking consolidation in America with the merger of Northwestern
Bank and First Union Bank now referred to as the First Union Corporation, soon to become Wachovia. Mr. Greene is Chairman of the Wake Forest University Board
of Trustees and Chairman of the Wake Forest University Trustee Investment Policy
Committee for the last eight years, which oversees the University's billion-dollar endowment. Mr. Greene is also a member of the Board of Trustees of Milligan College where he recently received his Honorary Doctor of Economics.
Mr. Greene was a member of the Young Presidents' Organization for eighteen years and in 1998 served as International President of the World Presidents'
Organization, the graduate school of YPO. Mr. Greene is a graduate of Wake
Forest University with a B.S. Degree in Philosophy, Psychology and History. Mr.
Greene did post graduate work at Wake Forest University, the University of
Illinois, and Harvard University. He is a graduate of the Bank Marketing and
Public Relations School at Northwestern University, and a graduate of the
Stonier Graduate School of Banking at Rutgers University. Mr. Greene is a
Director of the JDN Corporation, a Real Estate Investment Trust on the New York
Stock Exchange where he is Chairman of the Compensation Committee.

            Clark R. Mandigo has been a Director of the Company since March
1992. Mr. Mandigo has been a Papa John's Pizza franchisee since 1995. From 1986 to 1991, he was President, Chief Executive Officer and Director of Intelogic
Trace, Inc., a corporation engaged in the sale, lease and support of computer and communications systems and equipment. From 1985 to 1997, Mr. Mandigo served on the Board of Directors of Physician Corporation of America, a managed health care company and from 1993 to 1997, Mr. Mandigo served on the Board of Palmer
Wireless, Inc., a cellular telephone system operator. Mr. Mandigo currently serves on the Board of Directors of Horizon Organic Holdings Corporation and as
a Trustee of Accolade Funds.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JAMIE
B. COULTER.

BOARD COMMITTEES AND DIRECTOR MEETINGS

            For the fiscal year ended December 26, 2000, there were four (4)
meetings of the Board of Directors. From time to time, the members of the Board of Directors acted by unanimous written consent pursuant to the laws of the
State of Delaware.

            The Board of Directors has an Audit Committee, a Compensation
Committee, a Stock Option Committee and a Nominating Committee. The Audit
Committee is composed of all of the Company's non-management directors. The principal responsibility of the Audit Committee is described in the Audit
Committee Charter that was approved by the Company's Board of Directors and is attached as Appendix A to this Proxy Statement. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The Compensation Committee, which is also composed of all of the Company's non-management directors, recommends to the Board of Directors compensation for the Company's key employees. The Stock Option Committee also consists of all of the non-management directors and

                                      -8-

administers the Company's 1992 Incentive and Non-Qualified Stock Option Plan, as
amended (the "Plan") and awards stock options thereunder. The Nominating
Committee is composed of independent Directors and is charged with (i)
recommending candidates to stand for election to the Board of Directors, and
(ii) reviewing and making recommendations to the Board of Directors with respect to the composition of the Board. The members of the Audit Committee,
Compensation Committee, Stock Option Committee and Nominating Committee are
Messrs. Chaney, Greene and Mandigo. During 2000, there were three (3) meetings of the Audit Committee, three (3) meetings of the Compensation Committee, three
(3) meetings of the Stock Option Committee and three (3) meetings of the
Nominating Committee.

OTHER EXECUTIVE OFFICERS

            Gerald T. Aaron, 60, has been Senior Vice President - Counsel and
Secretary of the Company since January 1994. From November 1991 to January 1994,
Mr. Aaron was employed as General Counsel for Coulter Enterprises, Inc. From
March 1989 to November 1991, Mr. Aaron operated a franchise consultant practice.
From 1969 to 1984 Mr. Aaron was Vice President - Counsel for Pizza Hut, Inc. and
from 1984 to 1989, Mr. Aaron was President of International Pizza Hut Franchise
Holders Association.

            Jeff Bracken, 35, has been Vice President of Operations - Lone Star
Steakhouse & Saloon since May 1999. Mr. Bracken has worked for the Company since
1996, previously as a Regional Manager.

            Deidra Lincoln, 41, has been Vice President of Operations--Del
Frisco's since January, 2000. Ms. Lincoln is the co-founder of Del Frisco's
Double Eagle Steak House ("Del Frisco's"), which was acquired by the Company in
1995. Since 1995, Ms. Lincoln has served in various managerial capacities and is responsible for all of the Company's Del Frisco's operations.

            Robert Martin, 70, has been Senior Vice President of Marketing -
Lone Star Steakhouse & Saloon since February, 2000. Mr. Martin formerly served as a Director for Applebee's Neighborhood Grills from 1989 to 1999. Mr. Martin also served Applebee's Neighborhood Grills as Vice President of Marketing from
1991 to 1994, Senior Vice President of Marketing from 1994 to 1996 and Executive
Vice President of Marketing from 1996 to 1999. From 1990 to April, 1991 Mr.
Martin served as President of Kayemar Enterprises, a Kansas City, Missouri-based marketing consulting firm. From 1983 to January, 1990 Mr. Martin served as
President, Chief Operating Officer and a director of Juneau Holding Co. From
July 1977 to June, 1981 Mr. Martin served as President of United Vintners Winery and prior to that time he was employed for twenty-five (25) years by Schlitz
Brewing Company, most recently in the position of Senior Vice President of Sales and Marketing.

            Tomlinson D. O'Connell, 32, joined the Company in 1995, and has been
Senior Vice President of Operations - Lone Star Steakhouse & Saloon, Inc. since
December of 1999. Mr. O'Connell is currently responsible for the operation of
243 domestic Lone Star Steakhouse & Saloon restaurants. Mr. O'Connell was with the Ritz-Carlton Hotel Company from 1992 to 1995. During his tenure there the company was awarded the Malcolm Baldrige Award. Additionally, Mr. O'Connell was
selected to be a member of the opening team for the Ritz-Carlton Hotel in Seoul,
Korea. Mr. O'Connell graduated from the University of Nevada at Las Vegas in
1992 with a Bachelor of Science degree in Hotel Administration.

            Randall H. Pierce, 61, has been Chief Financial Officer of the
Company since February, 2000. Mr. Pierce is a CPA and was a partner of Ernst &
Young, LLP from 1974 to 1997. During Mr. Pierce's tenure in the Wichita, Kansas office with Ernst & Young, LLP, Mr. Pierce served as an Audit Engagement Partner from 1974 to 1997 and Office Managing Partner from 1996 to 1997. Mr. Pierce served as Office Director of Accounting and Auditing from 1974 through 1997. Mr.
Pierce's duties included serving clients in both the public and private sectors in matters related to accounting, auditing and business matters as well as providing technical advice and consultation to other accounting professionals in the office. From 1997 through January, 2000, Mr. Pierce served as a financial and business consultant focusing on advising and negotiating merger and acquisition transactions, sale and disposition transactions and general business strategies.

                             EXECUTIVE COMPENSATION

            The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer
("CEO") and the four most highly compensated executive officers of the Company
(collectively with the CEO the "Named Executive Officers") other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended
December 26, 2000.

                                      -9-

SUMMARY COMPENSATION TABLE

                                             Annual Compensation                                               Long Term Compensation

                                                                                                     Number of
                                                                                                    Securities
                                                                                Other Annual      Underlying Options     All Other
         Name and Principal Position       Year       Salary       Bonus($)     Compensation(1)      (# of Shares)     Compensation
         ---------------------------       ----       ------       --------     ---------------   ------------------   ------------

Jamie B. Coulter                           2000      $750,000    $226,642(2)        $72,265             -                 -
Chairman of the Board and                  1999      $300,000         -             $ 7,219             -                 -
Chief Executive Officer                    1998      $300,000         -                  -              -                 -
                                                                      -

John D. White                              2000     $600,000     $181,500(2)         $57,842            -                 -
Executive Vice President                   1999      $283,000         -              $ 6,681            -                 -
and Treasurer                              1998      $283,000         -                 -               -                 -

Gerald T. Aaron                            2000     $250,000      $76,500(2)         $24,039            -                 -
Senior Vice President                      1999      $228,000         -              $ 3,946            -                 -
Counsel & Secretary                        1998      $228,000         -                 -               -                 -

Deidra Lincoln                             2000     $260,000      $78,004(2)         $25,000            -                 -
Vice President of Operations -             1999      $240,000     $64,000(3)         $ 5,548         117,672              -
Del Frisco's                               1998      $235,000         -                 -               -                 -

Tomlinson D. O'Connell                     2000     $200,000      $53,753(2)         $23,106            -                 -
Senior Vice President of Operations -      1999      $139,773     $45,000(3)         $ 3,381         81,479               -
Lone Star Steakhouse & Saloon              1998      $ 92,069         -                 -               -                 -

-------------------

(1)      Represents for 2000 and 1999 fifty percent matching contributions by the Company pursuant to the Company's Deferred Compensation Plan, which became effective October 7, 1999. As to Named Executive Officers, perquisites and other personal benefits, securities or property received by each Named Executive Officer did not exceed the lesser of
         $50,000 or 10% of such Named Executive Officer's annual salary and bonus.

(2)      Such bonus was paid in 2001 for services performed in 2000.
(3)      Such bonus was paid in 2000 for services performed in 1999.

OPTION GRANTS

            No options were granted to the CEO or any Named Executive Officer for services rendered during the fiscal year ended December 26, 2000. As previously reported in the Company's Proxy Statement for its 2000 Annual Meeting
of Stockholders, the Company granted stock options to Deidra Lincoln and
Tomlinson D. O'Connell in 2000 for services rendered in 1999.

FISCAL YEAR END OPTION VALUES

No options were exercised by the CEO and the other Named Executive Officers during the fiscal year ended December 26, 2000. The following table sets forth certain information concerning unexercised options held as of December 26, 2000 by the CEO and the other Named Executive Officers. At December 26, 2000, the closing price of the Company's Common Stock, as reported by the Nasdaq National
Market, was $8.125.

                                      -10-

                          FISCAL YEAR-END OPTION VALUES

                                             Number of Securities                        Value of Unexercised
                                            Underlying Unexercised                     In-the-Money Options at
                                         Options at December 26, 2000                   December 26, 2000 ($)
                                         ----------------------------                  -----------------------

Name                                 Exercisable         Unexercisable            Exercisable            Unexercisable
----                                 -----------         -------------            -----------            ------------

Jamie B. Coulter                     2,600,000              -0-                     -0-                     -0-

John D. White                        1,000,000              -0-                     -0-                     -0-

Gerald T. Aaron                        575,000              -0-                     -0-                     -0-

Deidra Lincoln                          99,303             158,447                  -0-                     -0-

Tomlinson D. O'Connell                  31,176             170,067                  -0-                     -0-

DIRECTORS COMPENSATION

            Directors who are not employees of the Company receive an annual fee of $5,000 and a fee of $1,250 for each Board of Directors meeting attended and are reimbursed for their expenses. Employees who are Directors are not entitled to any compensation for their service as a Director. Non-employee Directors are also entitled to receive grants of options under the Company's 1992 Directors
Stock Option Plan (the "Director's Plan"). Upon election to the Board of
Directors, each director who is not an executive officer is granted a one-time stock option to acquire 40,000 shares of Common Stock and receives an annual grant of 6,800 shares one day after the end of the Company's fiscal year. The exercise price for such shares is equal to the closing sale price of the Common
Stock as reported on the Nasdaq National Market on the date of grant. Currently, options to purchase an aggregate of 262,400 shares of Common Stock are outstanding under the Directors Plan at exercise prices ranging from $6.688 per share to $18.81 per share. On December 29, 1999, the Company's outside Directors were automatically granted options to purchase an aggregate of 20,400 shares of
Common Stock under the Directors Plan at an exercise price of $9.375 per share.

EMPLOYMENT AGREEMENTS

            The Company has entered into separate employment agreements, with each of Messrs. White, Aaron, Bracken, Martin, O'Connell and Pierce, dated as of
March 22, 2000, providing for the employment of such individuals as Executive
Vice President, Senior Vice President - Counsel, Vice President of Operations -
Lone Star Steakhouse & Saloon, Senior Vice President of Marketing - Lone Star
Steakhouse & Saloon, Senior Vice President of Operations - Lone Star Steakhouse
& Saloon, and Chief Financial Officer, respectively. Each employment agreement provides that the officer shall devote substantially all of his professional time to the business of the Company. The Employment Agreements provide base salaries in the amount of $600,000, $228,000, $175,000, $180,000, $200,000, and
$200,000, respectively, for Messrs. White, Aaron, Bracken, Martin, O'Connell,
and Pierce, subject to increases as determined by the Board of Directors. Ms.
Lincoln's base salary is $260,000. In addition, Mr. Martin received a signing bonus of $250,000, which was paid to Mr. Martin on January 3, 2000. Each agreement terminates in March, 2003, but the Company has the option to extend the term annually for additional one year periods. Each agreement contains non-competition, confidentiality and non-solicitation provisions which apply for twenty-four months after cessation of employment.

            Mr. Coulter has also entered into a non-competition, confidentiality and non-solicitation agreement with the Company. (See "Compensation of Chief
Executive Officer" for information relative to Mr. Coulter's salary).

SEVERANCE AGREEMENTS

            The Company has entered into a Change of Control Contract with Jamie
B. Coulter, dated as of January 3, 2001 that provides for severance pay and incidental benefits if there is a change in control of the Company (as defined in the Change of Control Contract). The payment is a lump sum payment equal to
2.99 times one year's annual compensation. The agreement also provides Mr.
Coulter with the right to replace all stock options whether vested or not with fully vested stock options (all of Mr. Coulter's stock options are fully vested), or alternatively the right to receive a cash payment for surrendering the options equal to the difference between the full exercise price of each option surrendered and the greater of the price per share paid by the acquirer in the change of control transaction or the market price of the Company's Common
Stock on the date of the change of control. The benefits also include transferring ownership of any Company automobile which is primarily used by Mr.
Coulter and life and medical insurance coverage for up to two years or such longer period if previously agreed to. Finally, the agreement provides that if any excise taxes are imposed on Mr. Coulter by Section 4999 of the Internal
Revenue Code of 1986, as amended (the "Code"), the Company will make him whole.
The Company has also entered into Change of Control Contracts with Messrs.
White, Aaron, Bracken, O'Connell, Pierce and Ms. Lincoln. Unlike Mr. Coulter's
Change of Control Contract, severance payments and benefits (other than the stock option benefit) require a second event to occur within 730 days from the change of control before severance payments are due. The second event includes any of the following, involuntary termination (other than for cause, death or disability), relocation or a diminution in the responsibility, authority or compensation of the executive officer. If there is a change of control and any such second event occurs, Messrs. White, Aaron, Bracken, O'Connell, Pierce and
Ms. Lincoln have the right to receive benefits substantially similar to those described above.

JOINT REPORT BY THE COMPENSATION COMMITTEE AND THE
STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

                                      -11-

GENERAL

            The Compensation Committee determines the cash and other incentive compensation (with the exception of stock options which are granted by the Stock
Option Committee), if any, to be paid to the Company's executive officers and key employees. Messrs. Chaney, Greene and Mandigo, non-employee directors of the
Company, serve as members of the Compensation Committee and the Stock Option
Committee and are "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended). Mr. Mandigo serves as
Chairman of the Compensation Committee and of the Stock Option Committee. During
fiscal 2000, there were three (3) meetings of the Compensation Committee and three (3) meetings of the Stock Option Committee.

COMPENSATION PHILOSOPHY

            The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's performance goals, to provide competitive levels of compensation, to recognize and reward individual initiative, achievement and length of service to the Company, to assist the Company in retaining and attracting the best qualified management, and to enhance long term stockholder value. To meet the competitive pressures of retaining and attracting the best qualified management personnel, the Company is offering compensation and benefits that place it among the top half of its industry, including 401(k) and deferred compensation plans adopted in the fourth quarter of 1999. The Compensation Committee strongly believes that the caliber of the management personnel makes a significant difference in the Company's long term success, as a result it is the philosophy of the Compensation Committee in tandem with the Stock Option Committee to provide officers with the opportunity to realize potentially significant financial gains through the grants of stock options. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders'
interest in the enhancement of stockholder value. However, the decision to ultimately grant stock options is based primarily on the criteria set forth under "Stock Option Plan" below.

            Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation," or any contributions by the
Company pursuant to the Company's Deferred Compensation Plan (the "Deferred
Plan"). The Company believes that any compensation received by executive officers in connection with the exercise of options granted under the Plan qualifies as "performance-based compensation." The Company has not established a policy with respect to Section 162(m) of the Code because historically the
Company has not paid compensation in excess of $1 million per annum to any employee.

SALARIES

            Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, food service and management experience, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other companies (base salaries are targeted to be competitive in the top half of the industry).
Positioning executive officers' base salaries at these levels is necessary for attracting, retaining and motivating executive officers with the essential qualifications for managing the Company. The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the chain restaurant industry as well as a broader cross-section of companies from many industries. Annual salary adjustments are determined by (i)
considering various factors, tangible and intangible achieved by the Company;
(ii) the overall performance of the executive; (iii) the length of the executive's service to the Company; and (iv) any increased responsibilities assumed by the executive. There are no restrictions on salary adjustments of the
Company. The Company has employment agreements with its executive officers other than Mr. Coulter, which set the base salaries for such individuals. These base salaries are based on and are reviewed annually in accordance with the factors described in this paragraph and the terms of the employment agreements.
See "Executive Compensation - Employment Agreements."

ANNUAL BONUSES

            The Company evaluates the performance of its executives on an annual basis. Messrs. White, Aaron, O'Connell and Ms. Lincoln received bonuses of
$181,500, $76,500, $53,753 and $78,004, respectively for fiscal

                                      -12-

2000. These bonuses were based, first, upon the Company's performance and, second, upon the level of personal achievement by participants. The Company may in the future adopt an executive bonus plan.

DEFERRED COMPENSATION PLAN

            The Deferred Plan is a non-qualified deferred compensation plan.
Deferred Plan participants elect the percentage of pay they wish to defer into their Deferred Plan account. They also elect the percentage of their deferral account to be allocated among various investment options. The Deferred Plan permits highly compensated employees or any employee at the level of District
Manager or higher to defer a portion of their annual compensation into unfunded accounts with the Company. Participants in the Deferred Plan are considered a select group of management and highly compensated employees according to the
Department of Labor. A participant's account balance will be paid in cash upon death, termination of employment, change in control of the Company, disability or retirement. The Company's contribution vests annually in four equal installments commencing in the second year of employment with the Company. All executive officers who participate in the Deferred Plan have been employed by the Company for more than four (4) years.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

            Mr. Coulter's base salary in 2000 was $750,000. Mr. Coulter's base salary is based upon the factors described in the "Salaries" paragraph above.
Mr. Coulter's salary has been increased to be more comparable to the higher range of salaries of chief executive officers of companies of similar size reviewed by the Company. Mr. Coulter was awarded a bonus of $226,642 for services performed in fiscal 2000. Mr. Coulter's bonus is based upon the factors described in the "Annual Bonuses" paragraph above.

STOCK OPTION PLAN

            It is the philosophy of the Stock Option Committee to tie a significant portion of an executive's total opportunity for financial gain to increases in stockholder value, thereby aligning the long-term interest of the stockholders with the executives and to retain such key employee. All salaried employees, including executives and part-time employees, of the Company and its subsidiaries, are eligible for grants of stock options pursuant to the Plan.
Except for options granted to Ms. Lincoln and Mr. O'Connell for services rendered in 1999, the Company did not grant any stock options to any of the
Named Executive Officers for the fiscal year ended December 26, 2000 but as described below under "Report on Repricing of Options" repriced stock options held by such individuals.

            This report is submitted by the members of the Compensation
Committee and the Stock Option Committee Fred B. Chaney, William B. Greene, Jr.
and Clark R. Mandigo.

REPORT ON THE REPRICING OF OPTIONS / SARS

            In response to, among other things, aggressive recruiting and solicitation efforts, effective January 7, 2000, the Stock Option Committee of the Board of Directors reduced the exercise price of all outstanding stock options of current employees, which had an exercise price in excess of $8.46875 to $8.46875 per share, which was the closing price of the Company's Common Stock as reported by the Nasdaq National Market on such date. The reduction affected options held by all employees of the Company then holding options in excess of
$8.46875 per share, including options held by Messrs. Coulter, White, Aaron and
Ms. Lincoln. The total number of options held by Messrs. Coulter, White, Aaron and Ms. Lincoln that were repriced were 2,600,000, 1,000,000, 575,000 and 42,750 respectively, all at an exercise price of $18.25 per share.

            The Stock Option Committee believes that the reduction in exercise price is consistent with the Company's compensation philosophy, by utilizing stock options to attract and retain qualified employees with the same long-term interests as the Company's stockholders. The Stock Option Committee believed that without the reduction in exercise price the Company would lose a significant number of key management personnel and restaurant general managers.

            On December 21, 2000, the Company received a stockholder proposal from the Amalgamated Bank of New York, LongView MidCap 400 Index Fund
("Amalgamated") to be included in this Proxy Statement (the "Amalgamated
Proposal"). The Amalgamated Proposal, sought stockholder approval for an amendment to the Company's By-Laws prohibiting the (i) repricing of any stock options already issued and outstanding to a lower exercise price, and (ii)
issuance of replacement options that would allow eligible individuals to purchase stock at a

                                      -13

lower price than the exercise price of previously issued and outstanding options, without obtaining the prior approval of stockholders.

            As a result of discussions with Amalgamated concerning the
Amalgamated Proposal and after a detailed evaluation of the matter, the Board of
Directors on April 30, 2001 has unanimously adopted and approved Board resolutions which prohibit the (i) repricing of any stock options held by officers and Directors, and (ii) issuance of any replacement options to officers and Directors, unless the option repricing or replacement options are approved by the stockholders of the Company. These restrictions on option repricing and replacement options apply to any options granted or to be granted under any current or future stock option plan of the Company, and may not be amended or terminated without stockholder approval. As a result of the adoption of this policy, the Amalgamated Proposal has been withdrawn.

            This report is submitted by the members of the Compensation
Committee and the Stock Option Committee Fred B. Chaney, William B. Greene, Jr.
and Clark R. Mandigo.

            The following provides information on the change in exercise price of stock options held by current and former executives of the Company within the past ten years.

                                                                                                                         Length of
                                                                                                                         original
                                                      Number of                                                         option term
                                                     securities         Market price of    Exercise price               remaining at
                                                     underlying        stock at time of     at time of         New        date of
                                                 options repriced        repricing or      repricing or      exercise   repricing or
                                    Date of          or amended           amendment          amendment        price      amendment
          Name                     repricing             (#)                   ($)              ($)             ($)        (years)
    -----------------              ---------     ----------------      ----------------    --------------    --------   ------------

Jamie B. Coulter................    1/7/00             300,000              8.46875           18.25          8.46875          3
                                    1/7/00             400,000              8.46875           18.25          8.46875          4
                                    1/7/00             500,000              8.46875           18.25          8.46875          5
                                    1/7/00             200,000              8.46875           18.25          8.46875          6
                                    1/7/00           1,200,000              8.46875           18.25          8.46875          7
John D. White...................    1/7/00              75,000              8.46875           18.25          8.46875          3
                                    1/7/00             100,000              8.46875           18.25          8.46875          4
                                    1/7/00             125,000              8.46875           18.25          8.46875          5
                                    1/7/00             100,000              8.46875           18.25          8.46875          6
                                    1/7/00             600,000              8.46875           18.25          8.46875          7
Gerald T. Aaron.................    1/7/00             100,000              8.46875           18.25          8.46875          4
                                    1/7/00             100,000              8.46875           18.25          8.46875          5
                                    1/7/00              75,000              8.46875           18.25          8.46875          6
                                    1/7/00             300,000              8.46875           18.25          8.46875          7
Deidra Lincoln..................    1/7/00              42,750              8.46875           18.25          8.46875          5
Jeff Bracken....................    1/7/00              45,000              8.46875           18.25          8.46875          7
                                    1/7/00              11,429              8.46875           18.25          8.46875          7

                                      -14-

                                                                                                                         Length of
                                                                                                                         original
                                                      Number of                                                         option term
                                                     securities         Market price of    Exercise price               remaining at
                                                     underlying        stock at time of     at time of         New        date of
                                                 options repriced        repricing or      repricing or      exercise   repricing or
                                    Date of          or amended           amendment          amendment        price      amendment
         Name                      repricing             (#)                   ($)              ($)             ($)        (years)
   ------------------              ---------     ----------------      ----------------    --------------    --------   ------------

Jamie B. Coulter                    4/25/97            300,000               18.25            20.75           18.25           6
                                    4/25/97            400,000               18.25            22.00           18.25           7
                                    4/25/97            500,000               18.25            19.00           18.25           8
                                    4/25/97            200,000               18.25            32.625          18.25           9
                                    4/25/97          1,200,000               18.25            28.375          18.25          10
John D. White                       4/25/97             75,000               18.25            20.75           18.25           6
                                    4/25/97            100,000               18.25            22.00           18.25           7
                                    4/25/97            125,000               18.25            19.00           18.25           8
                                    4/25/97            100,000               18.25            32.625          18.25           9
                                    4/25/97            600,000               18.25            28.375          18.25          10
Gerald T. Aaron                     4/25/97            100,000               18.25            22.00           18.25           7
                                    4/25/97            100,000               18.25            19.00           18.25           8
                                    4/25/97             75,000               18.25            32.625          18.25           9
                                    4/25/97            300,000               18.25            28.375          18.25          10
Michael J. Archer *                 4/25/97            171,000               18.25            31.00           18.25           8
                                    4/25/97             75,000               18.25            32.625          18.25           9
                                    4/25/97            400,000               18.25            28.375          18.25          10
Dennis L. Thompson **               4/25/97             75,000               18.25            20.75           18.25           6
                                    4/25/97            100,000               18.25            22.00           18.25           7
                                    4/25/97            100,000               18.25            19.00           18.25           8
                                    4/25/97            100,000               18.25            32.625          18.25           9
                                    4/25/97            133,333               18.25            28.375          18.25          10

* Such individual is no longer employed by the Company and all of the stock options held by such individual expired before they were exercised.

** Such individual is no longer employed by the Company and none of such stock options have been exercised.

COMPENSATION COMMITTEE INTERLOCKS

            The Compensation Committee consists of Messrs. Chaney, Greene and
Mandigo. None of such Directors was a party to any transaction with the Company which requires disclosure under Item 402(j) of Regulation S-K.

                                      -15-

COMMON STOCK PERFORMANCE

            The following graph compares the total return on the Company's
Common Stock from December 27, 1995, to December 26, 2000, the total returns of the Standard & Poor's Mid-Cap 400 Index and the Standard & Poor's Restaurant
Industry Index (the "Peer Group").

                COMPARISON OF TOTAL RETURN FROM DECEMBER 27, 1995
         TO DECEMBER 26, 2000 AMONG LONE STAR STEAKHOUSE & SALOON, INC.,
           THE STANDARD & POOR'S MID-CAP 400 INDEX AND THE PEER GROUP

                                 [Insert Graph]

                                 INDEXED RETURNS
                                  Years Ending

                                           Base
Company/Index                             Period     31-Dec-96    30-Dec-97    29-Dec-98    28-Dec-99     26-Dec-00
-------------                             ------     ---------    ---------    ---------    ---------     ---------

Lone Star Steakhouse & Saloon, Inc.         100        69.71         45.60       20.52         23.29         22.08
S&P Midcap 400 Index                        100       114.20        157.65      204.77        242.38        277.49
Restaurants-500                             100        98.80        106.09      166.26        169.38        151.85

            Assumes $100 invested on December 27, 1995 in the Company's Common
Stock, the Standard & Poor's Mid-Cap 400 Index and the Peer Group. The
calculations in the table were made on a dividends reinvested basis.

            There can be no assurance that the Company's Common Stock
performance will continue with the same or similar trends depicted in the above graph.

                                   PROPOSAL II
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            The Board of Directors has appointed Ernst & Young, LLP as the
Company's independent auditors for the fiscal year ending December 25, 2001.
Although the selection of independent auditors does not require ratification, the Board of Directors has directed that the appointment of Ernst & Young, LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. If stockholders do not ratify the appointment of
Ernst & Young, LLP as the Company's independent auditors, the Board of Directors will consider the appointment of other certified public accountants. A representative of Ernst & Young, LLP will be present at the Meeting and will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Ernst & Young, LLP requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.

            Fees billed to the Company by Ernst & Young, LLP during fiscal 2000 were as follows:

            AUDIT FEES:

            Audit fees and related services billed to the Company by Ernst &
Young, LLP during the Company's 2000 fiscal year for the audit of the Company's annual financial statements and the review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately
$168,000.

            FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

            The Company did not engage Ernst & Young, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 26, 2000.

                                      -16-

            ALL OTHER FEES:

            Fees billed to the Company by Ernst & Young, LLP during the
Company's 2000 fiscal year for all other non-audit services rendered to the
Company, primarily tax related services totaled approximately $273,000. The
Audit Committee reviews audit and non-audit services performed by Ernst & Young
LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of Non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: "Board Committees and Director Meetings," "Report of the Audit
Committee," and Appendix A.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 25, 2001.

                                  PROPOSAL III
                              STOCKHOLDER PROPOSAL

                            MAXIMIZE VALUE RESOLUTION

            William Steiner, an individual residing at 4 Radcliff Drive, Great
Neck, New York 11024, beneficial owner of 1550 shares of Common Stock of the
Company has notified the Company that he intends to present the following proposal at the Meeting:

            Resolved that the stockholders of Lone Star Steakhouse & Saloon,
Inc. urge the Lone Star Steakhouse & Saloon, Inc. Board of Directors to arrange for the prompt sale of Lone Star Steakhouse & Saloon, Inc. to the highest bidder.

            The purpose of the Maximize Value Resolution is to give all Lone
Star Steakhouse & Saloon, Inc. stockholders the opportunity to send a message to the Lone Star Steakhouse & Saloon, Inc. Board that they support the prompt sale of Lone Star Steakhouse & Saloon, Inc. to the highest bidder. A strong and or majority vote by the stockholders would indicate to the Board the displeasure felt by the stockholders of the stockholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Lone Star Steakhouse & Saloon, Inc. shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the
Lone Star Steakhouse & Saloon, Inc. Board. The proponent however believes that if this resolution receives substantial support from the stockholders, the Board may choose to carry out the request set forth in the resolution.

            The prompt auction of Lone Star Steakhouse & Saloon, Inc. should be accomplished by any appropriate process the Board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the Board will uphold its fiduciary duties to the utmost during the process.

            The proponent further believes that if the resolution is adopted, the management and the Board will interpret such adoption as a message from the company's stockholder's that it is no longer acceptable for the Board to continue with its current management plan and strategies.

                  I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION

       BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

            For the reasons set forth below, the Board of Directors of the
Company believes that the approval of the proposed resolution would not be in the best interest of the Company or its stockholders.

            The proponent of the proposed resolution appears to be interested in a quick, self-vindicating profit, rather than the long term economic health of the Company. In fact, the proponent of the proposed resolution has made it a practice to submit similar stockholder proposals to be included in the proxy statements of various companies.

            The proposed resolution calls for the prompt sale of the Company to the highest bidder without regard to the adequacy of the consideration and without regard to the relative benefits to stockholders of other alternatives.

                                      -17-

The implementation of the proposed resolution would be totally inconsistent with the Board of Directors' duty to maximize stockholder value and protect the interests of all of the Company's stockholders.

            Consistent with its fiduciary duty, the Board of Directors seeks to manage the Company's affairs in a manner it believes to be in the best interests of the Company and its stockholders. To this end, the Board of Directors will carefully consider any bona fide proposal which it believes has the potential to increase stockholder value, including a bona fide proposal for the acquisition of the Company. However, the Board of Directors believes it can only function effectively and be in a position to maximize stockholder value if matters pertaining to strategic planning of the Company (i.e., disposition of the
Company) is conducted confidentially.

            Therefore, in the future should it become apparent to the Board of
Directors that the disposition of the Company and/or its assets would be in the best interest of the Company and its stockholders, then such plans can be developed discreetly, without the fear of adverse disruptions of the public market for the Company's stock and without disturbing ongoing valuable relationships that the Company maintains.

            The initiation of a "prompt sale" in the manner contemplated by the proposed resolution would, in the opinion of the Board of Directors, be inconsistent with the stockholders' interests. In the Board of Directors'
opinion, the initiation of such action could create an atmosphere which could have the effect of reducing the perceived value of the Company to a "going out of business" level, thus forcing the Company to negotiate with bidders from a position of weakness. Moreover, the uncertainty created by a publicly announced
"prompt sale" could adversely affect the Company's existing relationships and reputation in the industry, thus potentially further lowering the value of the
Company.

            Management welcomes input from the Company's stockholders and will carefully consider meaningful suggestions it receives to increase or maximize stockholder value. However, for the reasons set forth above, the Board of
Directors unanimously urges a vote against the foregoing proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS STRONGLY RECOMMENDS A VOTE "AGAINST" THE
STOCKHOLDER PROPOSAL.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In 2000, the Company purchased business gifts and awards in the amount of $56,000 from a retail establishment owned by Mr. Coulter. The Company also leases certain meeting room space, parking lot space and document storage space from entities owned by Mr. Coulter. Total rent fees paid to the related entities in 2000 for the meeting room space, parking lot space and document storage space were $63,600. The Company believes the charges reimbursed are at least as favorable as charges that would have been incurred for similar services or purchases from an unaffiliated third party.

                             AUDIT COMMITTEE REPORT

            The members of the Audit Committee from December 28, 1999 to
December 26, 2000 were Messrs. Chaney, Greene and Mandigo, all of whom are
"independent directors" (as "independent director" is defined pursuant to the
National Association of Securities Dealers Marketplace Rule 4200(a)(14)(D)). The
Audit Committee met three (3) times during the fiscal year. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees.

            The Audit Committee adopted a written charter during fiscal 2000, a copy of which is attached to this Proxy Statement as Appendix A. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

                                      -18-

            In connection with the audit of Company's financial statements for the year ended December 26, 2000, the Audit Committee met with representatives from Ernst & Young, LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Ernst & Young, LLP, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

            In June 2000, the Audit Committee received from Ernst & Young, LLP the written disclosures and the letter regarding Ernst & Young, LLP's independence required by Independence Standards Board of Standard No. 1.

            In addition, the Audit Committee reviewed and discussed with the
Company's management the Company's audited financial statements relating to fiscal year ended December 26, 2000 and has discussed with Ernst & Young, LLP the independence of Ernst & Young, LLP.

            Based upon review and discussions described above, the Audit
Committee recommended to the Board of Directors that the Company's financial statements audited by Ernst & Young, LLP be included in the Company's Annual
Report on Form 10-K for the fiscal year ended December 26, 2000.

                                 Fred B. Chaney
                                 William B. Greene, Jr.
                                 Clark R. Mandigo

                              STOCKHOLDER PROPOSALS

            In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than January 18, 2002.

            On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of
1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year's proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

            With respect to the Company's year 2002 Annual Meeting of
Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in the Company's proxy statement by April 3, 2002 the Company will be permitted to use it discretionary voting authority as outlined above.

            The By-Laws of the Company establish procedures for stockholder nominations for elections of Directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than
120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days after such anniversary date (the "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided by the later of
(i) the close of business on the date ninety days prior to such Other Meeting
Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (iv) the consent of each nominee to serve as a Director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably by required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made

                                      -19-

in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

            To be brought before an annual meeting by a stockholder, business must be appropriate for consideration at an annual meeting and must be properly brought before the meeting. Business will have been properly brought before the annual meeting by a stockholder if the stockholder has given timely notice thereof in writing to the Secretary of the Company and has complied with any other applicable requirements. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the
Secretary of the Company, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is on the "Other Meeting Date", such Stockholder Notice shall be given in the manner provided by the later of (i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x)
the name and address of record of the stockholder proposing such business, (y)
the name, class or series and number of shares of the Company that are owned by the stockholder, and (z) any material interest of the stockholder in such business.

                               PROXY SOLICITATION

            The cost of soliciting proxies will be borne by the Company. The
Company currently estimates that it will spend a total of approximately $150,000 for its solicitation of proxies. This estimate excludes salaries and wages of regular employees and officers and normal expenses of an uncontested proxy solicitation for the election of a Director. As of May 16, 2001, the Company had expended approximately $65,000 in connection with its proxy solicitation. The transfer agent and registrar for the Company's Common Stock, First Union
National Bank, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. The Company has retained Innisfree
M&A Incorporated ("Innisfree") for a fee not to exceed $150,000, plus reimbursement of reasonable out-of-pocket expenses to assist in the solicitation of proxies and revocations. The Company estimates that approximately 75 employees of Innisfree will be involved in the solicitation of proxies and revocations on behalf of the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

            The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

             INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

            Under applicable Securities and Exchange Commission rules, the following individuals, all of whom are Directors or executive officers of the
Company, may be deemed to be participants in the solicitation of proxies on behalf of the Company: Jamie B. Coulter (Chairman and Chief Executive Officer),
John D. White (Executive Vice President, Treasurer and Director), Gerald T.
Aaron (Senior Vice President - Counsel and Secretary), Deidra Lincoln (Vice
President of Operations--Del Frisco's), Randall H. Pierce (Chief Financial
Officer), Tomlinson D. O'Connell (Senior Vice President of Operations - Lone
Star Steakhouse & Saloon, Inc.), Robert Martin (Senior Vice President of
Marketing - Lone Star Steakhouse & Saloon, Inc.), Jeff Bracken (Vice President
of Operations - Lone Star Steakhouse & Saloon, Inc.), Fred B. Chaney (Director,
903 West 9th Street, Glenwood Springs, CO 81601), William B. Greene, Jr.
(Director, Carter County Bank, 601 East Elk Avenue, Elizabethtown, Tenn. 37643),
Clark R. Mandigo (Director, 15050 Jones Maltzberger, Suite 2, San Antonio, TX
78247). The address for each of Messrs. White, Aaron, Pierce, O'Connell, Martin,
Bracken and Ms. Lincoln is 224 East Douglas, Suite 700, Wichita, Kansas
67202-3414. The address of Jamie B. Coulter is 5251 Spring Valley Road, Dallas,
Texas 75240.

            The number of shares of Common Stock of the Company owned by each participant (other than Randall H. Pierce, Robert Martin and Jeff Bracken) are set forth in the table under "Security Ownership." Except as otherwise disclosed in this Proxy Statement, the shares set forth in that table opposite such participant's name are owned of record and beneficially by such participant. As of the date of this Proxy Statement, Messrs. Pierce, Martin and Bracken owned
2,595, 0 and 2,220 shares respectively of Common Stock of the Company, and held presently

                                      -20-

exercisable options to acquire 33,334, 10,001 and 86,430 shares, respectively, under the Company's stock option plans. Within the past two years, none of the participants have purchased or sold any shares of Common Stock of the Company except that (i) Mr. O'Connell purchased 1,000 shares of Common Stock on December
12, 2000 at the purchase price of $7.75 per share; (ii) Mr. Pierce purchased 595 shares on September 7, 1999 at the purchase price of $7.48 per share and 2,000 shares on October 18, 1999 at the purchase price of $7.75 per share and (iii)
Mr. Greene purchased 1,400 shares of Common Stock on April 18, 2001 at the purchase price of $10.85 per share.

            Except as described in this Proxy Statement, none of the
participants nor any of their respective affiliates or associates (together, the
"participant affiliates") (i) directly or indirectly beneficially owns any securities of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or Director.
Furthermore, except as described in this Proxy Statement, no participant or participant affiliate is or was either a party to any transaction or series of transactions since the beginning of fiscal 2000 or has knowledge of any currently proposed transaction or series of transactions (i) to which the
Company was or is to be a party, (ii) in which the amount involved exceeds
$60,000 and (iii) in which any participant or participant affiliate had or will have a direct or indirect material interest. Except as described in this Proxy
Statement, no participant or participant affiliate has entered into any agreement or understanding with any person respecting any (i) future employment by the Company or its affiliates or (ii) any transaction to which the Company or any of its affiliates will or maybe a party. Except as described in this Proxy
Statement, there are no contracts, arrangements or understandings by any participant or participant affiliate within the past year with any person with respect to any securities of the Company.

                                  ANNUAL REPORT

            All stockholders of record as of May 11, 2001 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 26, 2000. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 26, 2000.

                                             By Order of the Company,

                                             GERALD T. AARON
                                             Secretary
Dated:  Wichita, Kansas
May 18, 2001

            The Company will furnish, without charge, a copy of its Annual
Report on Form 10-K for the fiscal year ended December 26, 2000 (without exhibits) as filed with the Securities and Exchange Commission to stockholders of record on the Record Date who make written request therefor to Gerald T.
Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224 E. Douglas, Suite
700, Wichita, Kansas 67202-3414.

                                      -21-

                                                                      APPENDIX A

                       LONE STAR STEAKHOUSE & SALOON, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee,]and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the
Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the
Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o        The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the
         Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o        The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.
         Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

                                      -22-

o        The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the
         Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o        The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                       LONE STAR STEAKHOUSE & SALOON, INC.
                  ANNUAL MEETING OF STOCKHOLDERS - JULY 6, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned  stockholder of Lone Star Steakhouse & Saloon, Inc., a Delaware  corporation  (the  "Company"),  hereby appoints Jamie B. Coulter and
John D. White with full power of substitution  and to each substitute  appointed pursuant to such power,  as proxy or  proxies,  to cast all votes as  designated hereon,  which the  undersigned  stockholder  is  entitled to cast at the Annual
Meeting of the  Stockholders  (the "Annual  Meeting") of Lone Star  Steakhouse &
Saloon,  Inc.,  to be held  at  9:00  am.,  local  time  on July 6,  2001 at the
Sullivan's Steakhouse  restaurant located at 300 Colorado Street,  Austin, Texas
78701,  and at any and all  adjournments  and  postponements  thereof,  with all powers  which  the  undersigned  would  possess  if  personally  present  (i) as designated  below with  respect to the matters set forth below and  described in the accompanying  Notice and Proxy Statement,  and (ii) in their discretion with respect to any other business that may properly come before the Annual  Meeting.
The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

            This proxy when properly  executed and returned will be voted in the manner  directed by the undersigned  stockholder.  If no direction is made, this proxy will be voted as follows:  (1)  Proposal 1 - FOR the election of the Board of Directors'  nominee;  (2) Proposal 2 - FOR the ratification of Ernst & Young,
LLP as the  Company's  independent  auditors;  and (3)  Proposal 3 - AGAINST the
Stockholder Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.   Election of nominee named below to the Board of Directors of the Company.

     Nominee: Jamie B. Coulter

     |_|     FOR nominee listed above         |_|   WITHHOLD AUTHORITY
                                                    to vote for the nominee
                                                    listed above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2.   To  ratify  the  appointment  of  Ernst  &  Young,  LLP as  that  Company's independent auditors for the fiscal year ending December 25, 2001.

               |_| FOR        |_| AGAINST     |_| ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3.   Stockholder Proposal.

               |_| FOR        |_| AGAINST    |_| ABSTAIN

          (Continued and to be signed and dated, on the reverse side.)

                                      -22-

This proxy may be  revoked  prior to the time it is voted by  delivering  to the
Secretary of the Company either a written  revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS  RECOMMENDS  YOU VOTE FOR PROPOSAL 1; FOR PROPOSAL 2; AND
AGAINST PROPOSAL 3.

                              DATED:____________________________________ , 2001

                              __________________________________________, (L.S.)
                                   (Signature)

                              __________________________________________, (L.S.)
                                   (Signature)

                                   Please date and sign as name appears  hereon.
                                   When  signing  as  attorney,   administrator,
                                   trustee or guardian,  give full title as such
                                   and when stock has been issued in the name of
                                   two or more persons, all must sign.

                               PLEASE ACT PROMPTLY
            PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

                                      -23-